Exhibit y-2
Lincoln Life & Annuity Company of New York

VARIABLE ANNUITY LIVING BENEFITS RIDER
A
A3
A2
A1
Rider Date: [September 1, 2018]
Measuring Life Option: [Single]
Guaranteed Maximum Annual Rider Charge Rate: [2.50%]
Initial Annual Rider Charge Rate: [1.25%]

This optional Rider is made a part of the entire Contract to which it is attached. Except as stated in this Rider, it is subject to all provisions contained in the Contract. Coverage under this Rider begins on the Rider Date shown above.

Any Withdrawal under the Contract, including the Guaranteed Annual Income amount, may reduce or void valuable benefits or features provided by the Contract and this Rider. Please refer to the examples at the end of this Rider before taking a Withdrawal.

Summary of Rider Provisions
Guaranteed Minimum Withdrawal Benefit (GMWB): The GMWB provides a minimum withdrawal benefit that guarantees that the Owner may withdraw, each Benefit Year, an amount up to the Guaranteed Annual Income (GAI), for the lifetime(s) of the Measuring Life(s), if certain conditions are met as described in this Rider. The GAI is a percentage of the Income Base that may change over time.

Guaranteed Income Benefit (GIB): The GIB provision provides an optional minimum Guaranteed Income Benefit under the Variable Annuity Payment Option Rider (VAPOR), which is also attached to the Contract, by using the previously established Income Base and applying it to the percentages shown on the Initial GIB Percentage Table in this Rider.

The Owner must discontinue the GMWB provision and elect to begin receiving Periodic Income Payments payable under the VAPOR in order to receive the GIB under this Rider. When the Owner elects to begin receiving Periodic Income Payments determined under the VAPOR on each Valuation Date that We pay the Periodic Income Payment, the amount that will be paid will be the greater of (a) the Periodic Income Payment payable under the VAPOR, or (b) the GIB. The initial GIB will be shown on the Contract Benefit Data page(s) issued upon the Owner's election of benefits under the VAPOR.

Variable Annuity Payment Option Rider Eligibility Restriction (VAPOR)
A4
The Owner may not elect to begin receiving variable Periodic Income Payments payable under the VAPOR unless (a) this Rider has terminated, or (b) [the VAPOR Rider Date, shown on the Contract Benefit Data page(s), is at least [twelve (12) months] after the Rider Date and] the GIB provision of this Rider is concurrently effective. Once the Owner has elected to begin receiving variable Periodic Income Payments payable under VAPOR and the GIB of this Rider is concurrently effective, the Owner must terminate both this Rider and the GIB concurrently to terminate VAPOR or the GIB.

Additional Purchase Payment Restriction
A5
Subject to the Maximum Income Base limit and any further limitations stated in the Contract to which this Rider is attached, cumulative additional Purchase Payments after the first Benefit Year may not equal or exceed [$100,000] without prior Servicing Office approval. If the Contract Value is $0, then no additional Purchase Payments will be approved and added to the Contract.
No additional Purchase Payments will be approved and added to the Contract after the VAPOR and the GIB provision are effective.

Investment Restriction
Investment restrictions apply to Fixed Account and Variable Subaccount elections under the Contract. Refer to Investment Restrictions provisions of this Rider.

DEFINITIONS
All definitions found in the Contract are incorporated by reference and have the same meaning as they do in the Contract including other riders, endorsements and/or amendments.

Annuitant is the natural person used to determine the benefits if the Measuring Life Option is Single. The Annuitant is one of two natural persons used to determine the benefits if the Measuring Life Option is Joint. The Contract may only have one Annuitant. The Annuitant may not be changed.
Benefit Year is applicable only while the GMWB provision is in effect. It means each 12-month period starting with the Rider Date shown on Page 1 of this Rider and each Rider Date Anniversary thereafter.
Company, Our, We, Us means Lincoln Life & Annuity Company of New York.
B
GOP Death Benefit is a Death Benefit that may be provided by Contract, Endorsement or Rider that is the greater of (a) the Contract Value (Account Value if the GIB provision is in effect) and (b) the sum of all Purchase Payments [minus Bonus Credits, if any,] minus all Death Benefit Reductions.
Measuring Life is a natural person used to determine the benefits under this Rider. Measuring Life includes any Annuitant, Owner, Joint Owner and Secondary Life.
Measuring Life Option indicates how many natural persons are used to determine the benefits under this Rider. Under the Single Measuring Life Option, the Annuitant is used to determine the benefits under this Rider. Under the Joint Measuring Life Option, the Annuitant and the Secondary Life are used to determine the benefits under this Rider. The Measuring Life Option may not be changed after the Rider Date.
B1
Purchase Payments, for the purpose of this Rider, mean the amounts paid into the Contract by the Owner [including Bonus Credits, if any, before deduction of any Sales Charges].
Rider Date Anniversary while the GMWB provision is in effect it is the same calendar day as the Rider Date, each subsequent calendar year, if such date is a Valuation Date. If in any calendar year, such calendar day is not a Valuation Date, the Rider Date Anniversary will be the first Valuation Date following such calendar day.
A quarterly anniversary of the Rider Date is the same calendar day as the Rider Date of every third month following the previous Rider Date, if such date is a Valuation Date. If such day is not a Valuation Date, and a Rider Charge is due, that charge will be deducted on the first Valuation Date following such calendar day.
Secondary Life means the second natural person, used to determine the benefits under this Rider if the Measuring Life Option is Joint. The Secondary Life may not be changed while this Rider is force. The Secondary Life may also be considered a joint annuitant, solely for the purposes of being a Measuring Life under this Rider and not for any other purposes in any other Rider or the Contract
Systematic Required Minimum Distributions (Systematic RMDs) is applicable while the GMWB provision is in effect. It means systematic monthly or quarterly installments withdrawn via Our automatic withdrawal service of the amount needed to satisfy the required minimum distribution as determined by Us in accordance with the IRC Section 401(a)(9), as amended from time to time, for the Contract to which this Rider is attached.
Withdrawal is the gross amount of a requested Withdrawal before any applicable charges. While the GMWB provision is in effect, Withdrawals are Conforming Withdrawals or Excess Withdrawals. While the GIB provision and VAPOR are in effect, Withdrawals are all additional amounts from the Account Value requested by the Owner, other than Periodic Income Payments.
Conforming Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year is equal to or less than the GAI. If the Owner receives only Systematic RMDs during a Benefit Year, all Systematic RMDs during that Benefit Year will be treated as Conforming Withdrawals. However, if a Withdrawal other than Systematic RMDs occurs during a Benefit Year, then this Withdrawal and any subsequent Withdrawals, including Systematic RMDs, will be treated as Excess Withdrawals to the extent that the cumulative amount withdrawn in that Benefit Year exceeds the GAI.
B2
Excess Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year exceeds the Conforming Withdrawal. If any Measuring Life is less than an attained age [55], all Withdrawals are Excess Withdrawals.

INVESTMENT RESTRICTIONS
No Fixed Account may be elected, except the DCA Fixed Account pursuant to a systematic allocation program. The Owner shall allocate Contract Values (for purposes of this provision, Contract Values also means Account Values) and additional Purchase Payments pursuant to Investment Restrictions [Option A, Option B, or Option C as follows:
C
Option A --                          Elect an available Asset Allocation Model; or
Option B --                          Allocate all values among specific Variable Subaccounts; or
Option C --                          Create an asset allocation portfolio of Variable Subaccounts.]
C1

Subject to a [$1,500] minimum amount, the Owner may designate all or part of the initial and any subsequent Purchase Payments for systematic allocation pursuant to the Investment Restriction Option elected.

The Asset Allocation Model or the Variable Subaccounts selected by the Owner is/are shown on the Allocation Amendment which is attached to the Contract.

We do not reserve the right to add or modify Investment Restriction Options, however, Separate Account changes such as Variable Subaccount additions, substitutions, and closings may affect the availability of allocation options under an Investment Restriction Option.

Contract Values will be automatically rebalanced on the quarterly anniversary of the Rider Date shown on the Contract Benefit Data page(s). The first rebalancing immediately after the Periodic Income Commencement Date (PICD) will occur on the quarterly anniversary of the Rider Date, thereafter rebalancing will occur on the quarterly anniversary of the PICD. The quarterly anniversary of the PICD is the same calendar day as the PICD beginning on the third month following the PICD and on the same calendar day every subsequent third month thereafter.

Contract Values will be automatically rebalanced on a proportional basis based on the allocation instructions in effect at the time of rebalancing. Within the constraints of these Investment Restrictions, the Owner may reallocate available Contract Values by notifying Us.

Reallocation requests that violate the Investment Restrictions will be rejected by Us.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT
D
GMWB Provision Data
[Enhancement Rate: [6%]]
D1
[Enhancement Period: [10] Years]

Income Base
The Income Base is the value used to calculate the GAI, the Rider Charges and to determine the initial GIB. The Income Base is not used in calculating the cash surrender benefit, Death Benefit, or other guaranteed paid-up annuity benefits.

If the Rider Date is the Contract Date, then the initial Income Base will be equal to the initial Purchase Payment. If the Rider Date is after the Contract Date, then the initial Income Base will be equal to the Contract Value on the Rider Date.

E
On a Rider Date Anniversary, the Income Base may be adjusted by an [Enhancement or an] Automatic Annual Step-Up as described below. The Income Base is also increased by an additional Purchase Payment on the Valuation Date it is approved and added to the Contract or reduced upon an Excess Withdrawal as described below.

Upon each Conforming Withdrawal, the Income Base will not change.

E1
Maximum Income Base
The Income Base is subject to a [$10,000,000] maximum of the combined Income Base (including any Guaranteed Amount under other Company annuity riders) values for all Company annuity contracts and annuity riders, including annuity contracts with an affiliated company, for which the Annuitant or Secondary Life, if applicable, is a Measuring Life. If this maximum is exceeded, the Income Base (including any Guaranteed Amount under other Company annuity riders) for each applicable annuity contract and annuity rider will be reduced proportionately so the combined Income Base (including any Guaranteed Amount under other Company annuity riders) values do not exceed the maximum stated above.

[Enhancement Base
E2
The Enhancement Base is the value used to calculate the amount that may be added to the Income Base upon an Enhancement. The initial Enhancement Base is equal to the initial Income Base.

On a Rider Date Anniversary, the Enhancement Base is adjusted upon an Automatic Annual Step-Up as described below. The Enhancement Base is also increased by an additional Purchase Payment on the Valuation Date it is approved and added to the Contract or reduced upon an Excess Withdrawal as described below.

The Enhancement Base will not change upon each Enhancement.]

G
Adjustments to the Income Base [or the Enhancement Base]
The Income Base [and the Enhancement Base] may be adjusted as described in the provisions below.

Adjustments for Additional Purchase Payments
G1
If an additional Purchase Payment is approved and added to the Contract, [the Income Base and Enhancement Base will each] be increased to equal the additional Purchase Payment plus the Income Base [or the Enhancement Base] immediately prior to receipt of the additional Purchase Payment.

Additional Purchase Payments may affect the Rider Charge rate pursuant to the GMWB Rider Charge provision of this Rider.

G2
Adjustments for Excess Withdrawals
Upon each Excess Withdrawal, [the Income Base and Enhancement Base will each] be reduced in the same proportion that the Excess Withdrawal reduced the Contract Value.

Adjustments for an Automatic Annual Step-Up
F
Upon an Automatic Annual Step-Up, the [Income Base and Enhancement Base will each] be increased to an amount equal to the Contract Value.

F1
On each Rider Date Anniversary, an Automatic Annual Step-Up will occur only if all of the following conditions are satisfied:
(a)	all Measuring Lives as of that Valuation Date are under attained age [86]; and
(b)	the Contract Value as of that Valuation Date is greater than the Income Base[; and
F2
(c)	the Automatic Annual Step-Up would increase the Income Base at least as much as an Enhancement that may have occurred on such Rider Date Anniversary].

F3
Upon an Automatic Annual Step-Up, the Rider Charge rate may increase to the Rider Charge rate currently in effect, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider. Any Automatic Annual Step-Up may be declined if the Rider Charge rate increased, as described in the Rider Charge during GMWB Provision of this Rider. [If the Owner does not decline the Automatic Annual Step-Up as described in the Rider Charge during GMWB Provision of this Rider, the increase to the Income Base [and Enhancement Base] will be deemed accepted by the Owner.]

F4
If the Owner declines the Automatic Annual Step-Up, the Income Base [and Enhancement Base] will be the Income Base [and Enhancement Base] on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.

F5
Future Automatic Annual Step-Ups may [not] occur after declining an Automatic Annual Step-Up.

G
[Adjustment for an Enhancement
On each Rider Date Anniversary, in accordance with the conditions of this provision, the Income Base will automatically be increased by an amount that is equal to (A) multiplied by (B), where:
G1
(A)
is the [Enhancement Base] less any Purchase Payments approved and added to the Contract in the preceding Benefit Year (except any Purchase Payment approved and added to the Contract within the first 90 days after the Rider Date); and

(B)	is the Enhancement Rate shown in the GMWB Provision Data of this Rider.

The Enhancement will occur if all of the following conditions are satisfied:
G2
(a)	the preceding Benefit Year is during the Enhancement Period shown in the GMWB Provision Data of this Rider, which begins on the Rider Date [and restarts upon an Automatic Annual Step]; and
G3
(b)	no Conforming Withdrawal has been made under the Contract. Upon the first Conforming Withdrawal, no future Enhancements will occur while this Rider is in force; and
(c)	all Measuring Lives are under attained age [86]; and
(d)	the Enhancement would increase the Income Base more than an Automatic Annual Step-Up that may have occurred on such Rider Date Anniversary.

G4
[After the initial Enhancement Period (which begins on the Rider Date and ends after the Enhancement Period shown in the GMWB Provision Data of this Rider), upon an Enhancement the Rider Charge rate may increase to the rate currently in effect, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider.]

G5
[Any Enhancement after the initial Enhancement Period may be declined if the Rider Charge rate increased, as described in the Rider Charge during GMWB Provision of this Rider. If the Owner declines the Enhancement because of a Rider Charge rate increase, the Enhancement will not occur. [If the Owner does not decline the Enhancement as described in the Rider Charge during GMWB Provision of this Rider, the increase to the Income Base will be deemed accepted by the Owner.]

If the Owner declines the Enhancement, the Income Base will be the Income Base on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments].
G6

Future Enhancements may [not] occur after declining an Enhancement. ]

Guaranteed Annual Income (GAI) Amount
H
The GAI is an amount that may be withdrawn from the Contract by the Owner each Benefit Year as a Conforming Withdrawal. As long as the GAI is not reduced to $0, then the GAI may be withdrawn during the lifetime(s) of all Measuring Lives. The GAI is available once all Measuring Lives are an attained age [55]. If the Measuring Life Option is Joint, the GAI available is based upon the attained age of the younger or surviving Measuring Life.

The GAI is determined by multiplying the Income Base by a GAI Rate from the applicable GAI Rate Table below, which varies by age and the Measuring Life Option as shown in the GAI Rate Tables. If the Measuring Life Option is Joint, the GAI Rate will be based upon the younger or surviving Measuring Life.

H1
The GAI will change upon an Automatic Annual Step-Up, [an Enhancement,] an additional Purchase Payment or upon an Excess Withdrawal as described below.

Upon the first Conforming Withdrawal, the GAI Rate used to calculate the GAI will be based upon the attained age of the Measuring Life as of the date of such Withdrawal. If the Measuring Life Option is Joint, upon the first Conforming Withdrawal, the GAI Rate used to calculate the GAI will be based upon the attained age of the younger or surviving Measuring Life. Thereafter, the GAI Rate will not change unless an Automatic Annual Step-Up occurs pursuant to the Adjustment (to the GAI) for an Automatic Annual Step-Up provision of this Rider.

GAI Rate Table
GAI Rate Table – Single Measuring Life Option		GAI Rate Table – Joint Measuring Life Option
I Age of Measuring Life	GAI Rate[1]	Age of Younger or Surviving Measuring Life	GAI Rate[2]
[55 – 58]	[3.50%]	[55– 58]	[3.50%]
[59 - 64]	[4.50%]	[59 – 64]	[4.25%]
[65 – 74]	[5.50%]	[65 – 74]	[5.25%]
[75 +]	[5.85%]	[75 +]	[5.60%]
1The GAI Rate will be based upon the attained age of the Measuring Life.
2 The GAI Rate will be based upon the attained age of the younger or surviving Measuring Life.

Maximum GAI
The combined GAI (including any Maximum Annual Withdrawal amount, or "MAW" under other Company annuity riders) for all Company annuity contracts, including annuity contracts with an affiliated company, for which the Annuitant and Secondary Life, if applicable, is a Measuring Life, is subject to a maximum of the GAI Rate times the Maximum Income Base.

Adjustment (to the GAI) for Additional Purchase Payments
If an additional Purchase Payment is approved and added to the Contract, the GAI will be equal to the additional Purchase Payment times the GAI Rate used when the GAI was last determined plus the GAI immediately prior to receipt of the additional Purchase Payment. Additional Purchase Payments may affect the Rider Charge rate pursuant to the GMWB Rider Charge provision of this Rider.

Adjustment (to the GAI) for Excess Withdrawals
Upon each Excess Withdrawal, the GAI applicable to the next Benefit Year will decrease to equal the Income Base after the Excess Withdrawal times the GAI Rate used when the GAI was last determined. If the Income Base after the Excess Withdrawal equals $0, this Rider and the Contract will terminate.

Adjustment (to the GAI) for an Automatic Annual Step-Up
Upon an Automatic Annual Step-Up, the GAI will equal the increased Income Base times the GAI Rate based upon the attained age of the Measuring Life as of the Valuation Date of the Automatic Annual Step-Up, which may result in a higher GAI Rate than when the GAI was last determined. If the Measuring Life Option is Joint, the GAI Rate will be based upon the younger or surviving Measuring Life.

J
If the Rider Charge rate then in effect is increased in connection with an Automatic Annual Step-Up, the Owner may decline the increase to the Income Base [and Enhancement Base] as described in the Rider Charge during GMWB Provision of this Rider. If the Owner declines the increase, (a) the GAI Rate will be the GAI Rate on the Valuation Date immediately prior to the increase, and (b) the GAI will be the GAI on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.

K
[Adjustment (to the GAI) for an Enhancement
Upon an Enhancement, the GAI will equal the increased Income Base times the GAI Rate used when the GAI was last determined.

K1
[If the Rider Charge rate then in effect, is increased in connection with an Enhancement, the Owner may decline the increase to the Income Base as described in the Rider Charge during GMWB Provision of this Rider. If the Owner declines the increase, (a) the GAI Rate will be the GAI Rate on the Valuation Date immediately prior to the increase, and (b) the GAI will be the GAI on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.]]

Contract Value Reduces to $0
Even if the Contract Value declines to $0, as long as (a) the GAI is not $0 and (b) the Contract has not been surrendered or assigned for value, the GAI will continue for the lifetime(s) of the Measuring Life(s) under the GAI Annuity Payment Option described in this Rider.

The Owner may elect to receive the GAI at any frequency We offer, subject to minimum payment amount rules then in effect, but no less frequently than annually.

L
If the Contract Value is $0 and the Contract terminates due to the death of all Measuring Lives, no Death Benefit will be paid. However, unless the currently effective Death Benefit option is the Contract Value Death Benefit Option, [a final payment, if available, will be made under this Rider. Such payment] (not to be less than $0) shall be equal to (A) minus (B) minus (C), where:
L1
(A)
is equal to the sum of all Purchase Payments [minus Bonus Credits, if applicable], if the Rider Date is the Contract Date. If the Rider Date is after the Contract Date then (A) is equal to the Contract Value on the Rider Date, plus subsequent Purchase Payments [minus subsequent Bonus Credits, if applicable].

(B)
is the sum of all Final Payment Reductions through the Valuation Date upon which the Contract Value reduces to $0. Final Payment Reductions are made whenever a Withdrawal occurs. Upon Excess Withdrawals, Final Payment Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction. Upon Conforming Withdrawals, the reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction.

(C)	is the sum of all Conforming Withdrawals after the Valuation Date upon which the Contract Value reduces to $0.

GAI Annuity Payment Option
The GAI Annuity Payment Option may be irrevocably elected by the Owner upon Notice to Us, provided the Contract has not been surrendered or assigned for value. Once the GAI Annuity Payment Option is effective, no additional Purchase Payments will be accepted. The GAI Annuity Payment Option will be made effective by Us if the Contract Value declines to $0, as long as the GAI is not $0. Upon election of the GAI Annuity Payment Option, the Owner will no longer have access to the Contract Value or Death Benefit.

If elected, the Owner will receive payment equal to the GAI each Benefit Year for the lifetime(s) of the Measuring Life(s). The Owner may elect to receive the GAI at any frequency We offer, subject to minimum payment amount rules then in effect, but no less frequently than annually.

If this GAI Annuity Payment Option is in effect no Death Benefit will be paid. However, if the Death Benefit option immediately prior to the Annuity Commencement Date was not the Contract Value Death Benefit Option, [a final payment, if available, will be made under this Rider. Such payment] (not to be less than $0) shall be equal to (A) minus (B) minus (C), where:
M1
M
(A)
is equal to the sum of all Purchase Payments [minus Bonus Credits, if applicable,] if the Rider Date is the Contract Date. If the Rider Date is after the Contract Date then (A) is equal to the Contract Value on the Rider Date, plus subsequent Purchase Payments [minus subsequent Bonus Credits, if applicable].

(B)
is the sum of all Final Payment Reductions prior to the GAI Annuity Payment Option Effective Date. Final Payment Reductions are made whenever a Withdrawal occurs. Upon Excess Withdrawals, Final Payment Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction. Upon Conforming Withdrawals, the reduction of the Contract Value due to the Withdrawal will be applied to the (A) as the Final Payment Reduction.

(C)	is the sum of all Conforming Withdrawals on and after the GAI Annuity Payment Option Effective Date.

Effect of Death
Upon the death of the Annuitant if the Measuring Life Option is Single, this Rider will terminate. Upon the first death of a Measuring Life if the Measuring Life Option is Joint, the Owner may continue the Contract and this Rider in force under the Joint Measuring Life Option. If so continued, the GAI will continue for the life of the surviving Measuring Life. Upon the death of the surviving Measuring Life, this Rider will terminate.

[Waivers
N
Waiver of Contingent Deferred Sales Charge or CDSC / Surrender Charge or Premium Based Charge (if applicable)
No Contingent Deferred Sales Charge, CDSC/Surrender Charge or Premium Based Charge will apply to Conforming Withdrawals. Excess Withdrawals will be subject to any applicable Contingent Deferred Sales Charge, CDSC/Surrender Charge or Premium Based Charge to the extent that the total amount of Withdrawals in the Contract Year exceeds the Free Withdrawal Amount for that Contract Year.]

Termination of the GMWB
The entire GMWB provision of this Rider will irrevocably terminate (a) if this Rider terminates, or (b) upon the election of the VAPOR and commencement of the GIB provision of this Rider.

GUARANTEED INCOME BENEFIT
This Guaranteed Income Benefit (GIB) provision is effective upon the concurrent VAPOR Rider Date and irrevocable termination of the GMWB provision of this Rider. The VAPOR Rider Date is shown on the Contract Benefit Data Page(s) issued upon the Owner's election of benefits under the VAPOR.

This GIB provision provides that the variable Periodic Income Payments payable under the VAPOR are guaranteed not to fall below this Guaranteed Income Benefit (GIB).

For Non-qualified contracts, an Owner must elect to adjust the Periodic Income Payments payable under the VAPOR on an annual basis (Level Pay).

Eligibility Limitations
O
1)
The commencement of Periodic Income Payments under the VAPOR is available subject to Our maximum VAPOR age limits. VAPOR must be elected prior to age [85] for Qualified contracts, and age [99] for Non-qualified contracts. For Non-qualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life's age shall be subject to this requirement. For Qualified contracts, if the Measuring Life Option is Joint, the current Owner's age shall be subject to this requirement.

O1

[For Qualified contracts, if the Measuring Life Option is Joint and if the Owner is more than [10 years] older than the Secondary Life then the Owner may not elect to receive Periodic Income Payments under the VAPOR].
O2
2)
The commencement of Periodic Income Payments under the VAPOR is available subject to Our minimum Access Period limits. The minimum Access Period is the greater of (A) and (B), where (A) is [X years], and (B) is [Y years] minus the Measuring Life's age nearest birthday on the VAPOR Rider Date.

O3
[If the VAPOR Rider Date is before the [5th] Rider Date Anniversary, X is [20 years] and Y is [90 years]. If the VAPOR Rider Date is on or after the [5th] Rider Date Anniversary, X is [15 years] and Y is [85 years].
For Non-qualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life's age shall be subject to this requirement. For Qualified contracts, if the Measuring Life Option is Joint, the current Owner's age shall be subject to this requirement.]
3)
The commencement of Periodic Income Payments under the VAPOR is available subject to Our Assumed Investment Rate (AIR) rate requirements (AIR may be referred to as "Assumed Investment Return" or "Assumed Interest Rate").

GIB General
P
The initial GIB will be (A) the Initial GIB Percentage as shown below in the Initial GIB Percentage Table, times [the greater of (B) and (C), where] (B) [is] the Income Base minus all Conforming Withdrawals after the most recently accepted Automatic Annual Step-Up (of the Income Base [and Enhancement Base]) under the GMWB provision, if an Automatic Step-Up has occurred, [and (C) is the Contract Value upon the termination of the GMWB provision. ]

P1
 If no Automatic Annual Step-Up has been accepted, the initial GIB will be (A) the Initial GIB Percentage as shown in the Initial GIB Percentage Table, below, times [the greater of (B) and (C), where] (B) [is] the Income Base minus all Conforming Withdrawals[, and (C) is the Contract Value upon the termination of the GMWB provision].

Initial GIB Percentage Table1
Measuring Life Option: Single		Measuring Life Option: Joint
Age of Measuring Life	Initial GIB Percentage	Age of Measuring Life[2]	Initial GIB Percentage
P2 [0 – 39]	[2.5%]	[0 – 39]	[2.5%]
[40 – 54]	[3.0%]	[40 – 54]	[3.0%]
[55 – 58]	[3.5%]	[55 – 58]	[3.5%]
[59 – 64]	[4.0%]	[59 – 69]	[4.0%]
[65 – 69]	[4.5%]	[70 – 74]	[4.5%]
[70 – 79]	[5.0%]	[75 – 79]	[5.0%]
[80 +]	[5.5%]	[80+ ]	[5.5%]
1 The Initial GIB Percentage Table assumes the annual Periodic Income Payment Mode. Other Periodic Income Payment Mode elections will result in a modal adjustment of the Initial GIB Percentage. The modal adjustment will be the above Initial GIB Percentage divided by twelve for monthly, four for quarterly and two for semi-annually. The Initial GIB Percentage will be based upon the actual age of the Measuring Life.
2 If the Measuring Life Option is Joint, the Initial GIB Percentage will be based upon the actual age of the younger or surviving Measuring Life.

On each Valuation Date that We pay a Periodic Income Payment under the VAPOR, the amount that will be paid will be the greater of (a) the Periodic Income Payment determined under the VAPOR, or (b) the GIB. The initial Guaranteed Income Benefit is shown on the Contract Benefit Data Page(s) issued upon the Owner's election of benefits under the VAPOR.

Guaranteed Income Benefit (GIB)
The minimum amount payable for each Periodic Income Payment made under the VAPOR.

Step-Up Date
A Step-Up Date is the date on which a GIB Step-Up may occur, pursuant to Automatic Step-Up of the GIB, below.
P3

For Non-qualified contracts, a Step-Up Date is the first Valuation Date on or after the Periodic Income Commencement Date (PICD) anniversary of each [one year] period measured from the PICD.
P4

For Qualified contracts, the first Step-Up Date is the Valuation Date of the first Periodic Income Payment in the [first] calendar year following the PICD. Subsequent Step-Up Dates will be the Valuation Date of the first Periodic Income Payment in the calendar year, every subsequent [one year] period.

Automatic Step-Up of the GIB (GIB Step-Up)
P5
On each Step-Up Date, a GIB Step-Up will occur only if [75%] of the Periodic Income Payment determined under the VAPOR on the Step-Up Date is greater than the GIB on the Valuation Date immediately prior to the Step-Up Date. Upon a GIB Step-Up, the GIB will automatically step-up to [75%] of the Periodic Income Payment determined under the VAPOR. If the GIB on the Valuation Date immediately prior to the Step-Up Date is greater than or equal to [75%] of the Periodic Income Payment determined under the VAPOR, no GIB Step-Up will occur.

On each GIB Step-Up, the Rider Charge rate may be adjusted pursuant to the Rider Charge during GIB provision of this Rider. If the Rider Charge rate is increased, the Owner may decline the GIB Step-Up by Notice to Us within 30 days of the effective date of the GIB Step-Up. If the Owner does decline the GIB Step-Up, the GIB will be the GIB on the Valuation Date immediately prior to the Step-Up Date, subject to adjustments for Withdrawals. If the Owner does not decline the GIB Step-Up, the GIB Step-Up will be deemed accepted by the Owner.

The Automatic Step-Up of the GIB will occur whether or not the Owner has previously declined a GIB Step-Up.

Adjustments to the GIB
Each Withdrawal will reduce the GIB in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal. Payment of a Periodic Income Payment, whether equal to the GIB or the Periodic Income Payment determined under the VAPOR, is not a Withdrawal.

Q
An increase in the length of the Access Period will not result in an adjustment to the GIB. Any increase in the length of the Access Period is subject to a [5 year] minimum increase.

Effect of Rider Charge and GIB during Access Period
During the Access Period, Rider Charges and payment of the Periodic Income Payment whether equal to the GIB or the Periodic Income Payment determined under the VAPOR, reduces the Account Value.

If the Account Value is reduced to $0, the Access Period will end and the Lifetime Income Period will begin on the Valuation Date that the Account Value equals $0. Each subsequent Periodic Income Payment during the Lifetime Income Period will be equal to the GIB, each subsequent Rider Charge will be zero, and the Effect of GIB during Lifetime Income Period and the Effect of Rider Charge during Lifetime Income Period provisions of this Rider shall not apply.

If the Account Value is reduced to $0 no Death Benefit will be paid.
Effect of GIB during Lifetime Income Period
During the Lifetime Income Period, provided the Contract has not been assigned for value, if a Periodic Income Payment determined under the VAPOR is less than the GIB, the excess of the GIB attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account determined under the VAPOR will reduce the number of Annuity Units per Variable Subaccount payable in each subsequent Periodic Income Payment. The reduction to the number of Annuity Units per payment will be determined by: (A) divided by (B) then the result further divided by (C), where:
(A)	is the amount of the excess of the GIB attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account; and
(B)	is the applicable annuity factor; and
(C) is the Annuity Unit value as of the Valuation Date of the Periodic Income Payment.

If payment of the GIB reduces the number of Annuity Units per Variable Subaccount to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the GIB. In addition, each subsequent Rider Charge will be zero.

Effect of Rider Charge during Lifetime Income Period
The Rider Charge attributable to each Variable Subaccount will reduce the number of Annuity Units per Variable Subaccount used to calculate the Periodic Income Payments during the Lifetime Income Period.

If the Rider Charge reduces the number of Annuity Units per Variable Subaccount to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the GIB. In addition, each subsequent Rider Charge will be zero.

Qualified Contracts – Variable Account
As of the end of the Access Period and on the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the Annuity Units per Variable Subaccount will be reduced to reflect the Rider Charge deduction from the Variable Subaccount.

The Annuity Units reduction reflecting the Rider Charge for the period from the end of the Access Period for the remainder of that calendar year will be determined by: (a) divided by (b) then the result further divided by (c) where:
(a)	is the pro-rated annual Rider Charge for the period from the end of the Access Period for the remainder of that calendar year;
(b)	is the applicable annuity factor; and
(c)	is the Annuity Unit value as of the Valuation Date of the end of the Access Period

On the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the Annuity Units per Variable Subaccount reduction reflecting the Rider Charge will be determined by: (a) divided by (b) then the result further divided by (c) where:
(a)	is the annual Rider Charge;
(b)	is the applicable annuity factor; and
(c)	is the Annuity Unit value for each Variable Subaccount as of the Valuation Date of the first Periodic Income Payment of that calendar year.

Nonqualified Contracts – Variable Account
As of the end of the Access Period and each subsequent anniversary, the Annuity Units per Variable Subaccount will be reduced to reflect the Rider Charge deduction from the Variable Subaccount. This reduction will be determined by: (a) divided by (b) then the result further divided by (c) where:
(a)	is the annual Rider Charge;
(b)	is the applicable annuity factor; and
(c)	is the Annuity Unit value as of the Valuation Date of the first Periodic Income Payment and each subsequent anniversary.

 Limitation on Certain Changes
The Owner may not:
a)	request a change in the Periodic Income Payment Mode; or
b)	request a decrease in the length of the Access Period.

Additional Purchase Payments
While this GIB provision and the VAPOR are in effect, additional Purchase Payments to the Contract may not be made.

RIDER CHARGE
The Initial Annual Rider Charge Rate shown on Page 1 of this Rider is divided by four to calculate the initial quarterly Rider Charge rate. The Rider Charge rate may change as described herein, but the annualized Rider Charge rate may never exceed the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider.

Rider Charge during GMWB Provision
While the GMWB Provision of this Rider is in effect, a quarterly Rider Charge is deducted from the Contract Value on each quarterly anniversary of the Rider Date.

Determining the Quarterly Rider Charge
R
The amount of the quarterly Rider Charge is the quarterly Rider Charge rate multiplied by the Income Base (prior to any Automatic Annual Step-Up [or Enhancement] that may occur) on the Valuation Date the charge is deducted.

Quarterly Rider Charges will be deducted from each Variable Subaccount on a proportional basis. Quarterly Rider Charges are not deducted from any Fixed Account. A pro-rata quarterly Rider Charge will be recalculated and deducted upon termination of the GMWB provision, except if the Contract is terminated due to death. If the GMWB provision terminates upon the election of the GIB Provision, this pro-rata Rider Charge will be deducted on the Periodic Income Commencement Date.

Adjustments to the Rider Charge rate on a Rider Date Anniversary
Any change to the Rider Charge rate will occur only on a Rider Date Anniversary. The Rider Charge rate change is to the Rider Charge rate currently in effect on the Rider Date Anniversary of the change, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider.

The Rider Charge rate will change on a Rider Date Anniversary due to:
(a)
an additional Purchase Payment in the Benefit Year preceding the applicable Rider Date Anniversary, if the cumulative Purchase Payments approved and added to the Contract after the first Benefit Year equal or exceed the limit shown in the Additional Purchase Payment Restriction provision of this Rider; or

(b)	an Automatic Annual Step-Up pursuant to the Adjustments for an Automatic Annual Step-Up provision of this Rider or Adjustment (to the GAI) for an Automatic Annual Step-Up provision of this Rider[; or
R1
(c)	an Enhancement after the initial Enhancement Period pursuant to the Adjustment for an Enhancement provision of this Rider or Adjustment (to the GAI) for an Enhancement provision of this Rider].

R2
If, on a Rider Date Anniversary, an increase described in (c) results in an increase to the Rider Charge rate then in effect, the Owner may decline such increase by Notice to Us within 30 days of the effective date of the increase. If the Owner does decline the increase, the Income Base, [Enhancement Base, if applicable,] and GAI will be adjusted as described in the provisions in this Rider.

Rider Charge during GIB Provision
During the Access Period, the quarterly Rider Charge is deducted from the Account Value on each quarterly anniversary following the Periodic Income Commencement Date (PICD). The quarterly anniversary  is the same calendar day as the PICD beginning on the third month following the PICD and on the same calendar day every subsequent third month thereafter. If the quarterly anniversary is not a Valuation Date, and a Rider Charge is due, that charge will be deducted on the first Valuation Date following such calendar day.

R3
The amount of the first Rider Charge under the GIB Provision of this Rider is the product of (A) and [the greater of] (B) [and (C)], where:
(A)	is the quarterly Rider Charge rate upon the termination of the GMWB provision; and
(B)	is the Income Base upon the termination of the GMWB provision[; and
(C)	is the Contract Value upon the termination of the GMWB provision].

The quarterly Rider Charge is deducted from each Variable Subaccount on a proportional basis. The quarterly Rider Charge is not deducted from any Fixed Account. A pro-rata quarterly Rider Charge will be deducted upon termination of the VAPOR and the GIB provision, except if the Contract is terminated due to death.

Upon each Withdrawal, the quarterly Rider Charge will be reduced in the same proportion that the Withdrawal reduced the Account Value.

On each GIB Step-Up, the Rider Charge rate will be changed to the Rider Charge rate currently in effect, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider. Any Rider Charge rate adjustment will change the quarterly Rider Charge. Any change to the Rider Charge rate will be effective on the applicable GIB Step-Up Date.

On each GIB Step-Up, the amount of the quarterly Rider Charge is adjusted. The Rider Charge on each GIB Step-Up shall be the previously determined Rider Charge, adjusted in proportion to any change(s) in the GIB and in the Rider Charge rate. Rider Charge adjustments upon a GIB Step-Up can be represented by the following formula: New Rider Charge = prior Rider Charge times (new GIB / prior GIB) times (new Rider Charge rate / prior Rider Charge rate).

Pursuant to the Automatic Step-Up of the GIB provision, the Owner may decline a GIB Step-Up if the Rider Charge rate is increased. Upon Our receipt of Notice from the Owner to decline a GIB Step-Up, (a) the Rider Charge rate will decrease to the Rider Charge rate in effect on the Valuation Date immediately prior to the Step-Up Date, and (b) the Rider Charge will decrease to the Rider Charge in effect on the Valuation Date immediately prior to the Step-Up Date, subject to adjustments for Withdrawals.

During the Lifetime Income Period, the Rider Charge shall be deducted annually as described in the Effect of Rider Charge during Lifetime Income Period provision of this Rider. The Rider Charge will be attributed pro rata to each Variable Subaccount used to calculate the Periodic Income Payments. The Rider Charge is not deducted from any Fixed Account.
GENERAL
GOP Death Benefit Amount
S
A GOP Death Benefit is provided under [the Guarantee of Principal (GOP) or Enhanced Guaranteed Minimum Death Benefit (EGMDB), one of] which may be applicable to the Contract as shown in the Contract Specifications.
This GOP Death Benefit Amount provision does not apply if the Contract provides that all Death Benefits are reduced by the amount of all Withdrawals. If the Contract includes a Death Benefit, including any Death Benefit Rider, that has a Death Benefit Amount defined as the sum of all Purchase Payments minus all Death Benefit Reductions, and that such Death Benefit Reductions of Purchase Payments "will be in proportion to the amount withdrawn" such Death Benefit Amount definition is hereby replaced with the following:
T
The sum of all Purchase Payments, minus all Death Benefit Reductions [and any Bonus Credits]. Death Benefit Reductions are made whenever a Withdrawal occurs.

For Withdrawals (a) prior to the Rider Date of the Variable Annuity Living Benefits Rider and (b) after the termination of the Variable Annuity Living Benefits Rider, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract Value (Account Value if the VAPOR is in effect) due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

For Withdrawals while the Variable Annuity Living Benefits Rider is in force:
(a)
upon Excess Withdrawals while the GMWB provision is in effect, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction; and

(b)
upon Conforming Withdrawals while the GMWB provision is in effect, the reduction of the Contract Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction; and

(c)
for Withdrawals while the GIB Provision is in effect, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Account Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

Mortality and Expense Risk and Administrative Charge
While the GMWB provision and the Access Period of the GIB provision and the VAPOR are in effect, the Mortality and Expense Risk and Administrative Charge rates for the Contract are shown under MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE in the Contract Specifications.

While the Lifetime Income Period of the GIB provision and the VAPOR are in effect, the Mortality and Expense Risk and Administrative Charge rates for the Contract shall be less than or equal to those that were applicable while the Access Period was in effect.

Termination of this Rider
U
The Owner may terminate this Rider upon Notice to Us any time after the [5th] Rider Date Anniversary. This Rider will terminate upon the earliest of:
(a)	the date the Contract to which this Rider is attached terminates;
(b)
the date the Owner is changed due to death or pursuant to an enforceable divorce agreement or decree, except when Ownership is transferred to the surviving Secondary Life upon death of the Annuitant/Owner;

(c)	the Annuity Commencement Date except under (i) the VAPOR and the GIB provision or (ii) the GAI Annuity Payment Option;
(d)	the death of the Annuitant if the Measuring Life Option is Single, or on the death of the last surviving Measuring Life if the Measuring Life Option is Joint; or
(e)
the date the Owner sells or assigns for value the Contract other than to the Annuitant, or discounts or pledges it as collateral for a loan or as a security for the performance of an obligation or any other purpose; or

(f)	while the GMWB provision is in effect, on the date both the Income Base and GAI equal $0 as the result of an Excess Withdrawal.
The VAPOR, if in effect, will also terminate on the date this Rider terminates.
Upon termination of this Rider, the benefits and charges within this Rider will terminate. A pro-rata Rider Charge will be deducted upon termination, except if this Rider is terminated due to death.

Sample Calculations
These numeric examples are designed to assist in understanding the benefits provided by this Rider. They are based on certain assumptions and do not reflect any potential future investment returns. Please refer to the GAI Rate Table and the Initial GIB Percentage Table of this Rider to determine the Owner's actual benefit.

General Assumptions
	Maximum Income Base is equal to $10,000,000
	Rider Effective Date is the Contract Date
V
[Example # 1 – Setting of Initial Values
The values shown below are based on the following assumptions:
	Initial Purchase Payment is equal to $100,000
	Owner is Age 70
	Guaranteed Annual Income Rate is set at 5.50%

Benefit Year	Purchase Payment	Contract Value	Income Base	Enhancement Base	Guaranteed Annual Income
1	$100,000	$100,000	$100,000	$100,000	$5,500

On the Rider Date, the initial values are set as follows:
	Income Base equals the initial Purchase Payment ($100,000)
	Enhancement Base equals the initial Purchase Payment ($100,000)
	Guaranteed Annual Income amount equals $5,500 (5.50% of the Income Base of $100,000)

Example # 2 – Subsequent Purchase Payments and Impact on Annual Rider Charge Rate
	The values shown below assumes that the Initial Purchase Payment equals $100,000
Additional Purchase Payment made during Benefit Year	Amount	Cumulative Additional Purchase Payments	Annual Rider Charge Rate at Rider Date Anniversary	Explanation
2	$75,000	$75,000	No change	Additional Purchase Payments after first Benefit Year are less than $100,000, so the Annual Rider Charge Rate remains the same.
3	$25,000	$100,000	Then-current Annual Rider Charge Rate	Additional Purchase Payments have reached $100,000, so the Annual Rider Charge Rate changes to then-current Annual Rider Charge Rate.
4	$10,000	$110,000	Then-current Annual Rider Charge Rate
Because additional Purchase Payments reached $100,000 in Benefit Year 3, any additional Purchase Payments of any size, including this $10,000 payment, will cause the Annual Rider Charge Rate to change again to then-current Annual Rider Charge Rate.

	Additional Purchase Payments automatically increase the Income Base and Enhancement Base by the amount of the Purchase Payments (not to exceed the maximum Income Base).

After the first Rider Date Anniversary, each time a Purchase Payment is made after the cumulative Purchase After the first Rider Date Anniversary, each time a Purchase Payment is made after the cumulative Purchase Payments equals or exceeds $100,000; the Annual Rider Charge Rate will be the current Annual Rider Charge Rate in effect on that next Rider Date Anniversary.

	Servicing Office approval is needed for cumulative additional Purchase Payments above $100,000 after the first Benefit Year.

Example # 3 – Adjustments for Enhancements and Automatic Annual Step-ups
The values shown below are based on the following assumptions:
	l Purchase Payment is equal to $50,000 and no subsequent Purchase Payments are made
	No Withdrawal taken in any of the years
	Owner purchases the Rider at Age 70
	Single life option is elected
	Guaranteed Annual Income Rate is 5.50% on the Rider Date and increases to 5.85% after reaching a new age band

This example illustrates both 6% Enhancements and Annual Step-Ups.
Benefit Year	Contract Value	Income Base	Enhancement Base	Guaranteed Annual Income Rate	Guaranteed Annual Income	6% Enhancement	Automatic Annual Step-Up
1	$50,000	$50,000	$50,000	5.50%	$2,750	N/A	N/A
2	$54,000	$54,000	$54,000	5.50%	$2,970	No	Yes
3	$53,900	$57,240	$54,000	5.50%	$3,148	Yes	No
4	$57,000	$60,480	$54,000	5.50%	$3,326	Yes	No
5	$64,000	$64,000	$64,000	5.50%	$3,520	No	Yes
6	$62,000	$67,840	$64,000	5.85%	$3,968	Yes	No
10	$88,000	$88,000	$88,000	5.85%	$5,148	No	Yes
11	$87,500	$93,280	$88,000	5.85%	$5,456	Yes	No
	Initial Guaranteed Annual Income amount equals 5.50% of the initial Income Base ($50,000 * 5.50% = $2,750).

On the first Rider Date Anniversary, the Income Base and Enhancement Base are $54,000 because of the Automatic Annual Step-Up. The Contract Value is greater than the Enhancement amount added to the prior Income Base.

	On the second Rider Date Anniversary, the Income Base increases by $3,240 (6% Enhancement rate multiplied by the Enhancement Base) since it's higher than the Contract Value.
	On the third Rider Date Anniversary, the Income Base increases by $3,240 (6% Enhancement rate multiplied by the Enhancement Base) since it's higher than the Contract Value.
	On the fourth Rider Date Anniversary, the Income Base and Enhancement Base are $64,000 because of the Automatic Annual Step-Up.
	On the fifth Rider Date Anniversary, the Income Base increases due to the Enhancement by $3,840 (6% Enhancement rate multiplied by the Enhancement Base) since it's higher than the Contract Value.

On the sixth Rider Date Anniversary, the Income Base and Enhancement Base are $88,000 because of the Automatic Annual Step-Up. The Guaranteed Annual Income Rate is increased to 5.85% because the Owner is in a new age band after an Automatic Annual Step Up.

	Each time the Income Base has an Automatic Annual Step-Up, the percentage charge for the Rider will be the then current charge for the Rider, not to exceed the guaranteed maximum charge.

General Notes:
(a)	The Income Base will automatically step-up to the Contract Value on each Rider Date Anniversary if the Contract Value on that date is greater than the Income Base through Age 85.
(b)	Upon the first Conforming Withdrawal, no future Enhancements will occur.
(c)
If an additional Purchase Payment was added in any Benefit Year the Income Base and Enhancement Base would automatically increase by the dollar amount of the Purchase Payment and the Guaranteed Annual Income would be recalculated to equal the applicable Guaranteed Annual Income Rate times the increased Income Base.

(d)	Any Purchase Payments made within the first 90 days after the Rider Date will be included in the Enhancement Base for the purpose of receiving the 6% Enhancement on the first Rider Date Anniversary.
(e)
The 6% Enhancement will be in effect for the earlier of 10 years from the Rider Date or through age 85. A new 10-year Enhancement Period will begin each time an Automatic Annual Step-up to the Contract Value occurs.

Example # 4 - Withdrawals not exceeding the Guaranteed Annual Income amount
The values shown below are based on the following assumptions:
	Initial Purchase Payment is equal to $50,000 and no subsequent Purchase Payments are made
	Guaranteed Annual Income Rate set at 5.50%
	Owner purchases the Rider at Age 70
Beginning of Benefit Year	Income Base (Beginning of Year)	Enhancement Base (Beginning of Year)	Guaranteed Annual Income	Actual Withdrawal Taken	Income Base After Withdrawal	Enhancement Base After Withdrawal	Contract Value (End of Year)	Account Value Step-Up	Income Base (End of Year)	Enhancement Base (End of Year)
1	$50,000	$50,000	$2,750	$2,750	$50,000	$50,000	$54,000	yes	$54,000	$54,000
2	$54,000	$54,000	$2,970	$2,970	$54,000	$54,000	$51,000	no	$54,000	$54,000
3	$54,000	$54,000	$2,970	$2,970	$54,000	$54,000	$57,000	yes	$57,000	$57,000
4	$57,000	$57,000	$3,135	$3,135	$57,000	$57,000	$64,000	yes	$64,000	$64,000
	Initial Guaranteed Annual Income amount equals 5.50% of the initial Income Base ($50,000 * 5.50% = $2,750).
	Because the first Conforming Withdrawal occurs in the first Benefit Year, no future Enhancements will occur.

After the Withdrawal in the first Benefit Year, the Income Base and Enhancement Base are not reduced by the Guaranteed Annual Income amount and remain at $50,000. On the first Rider Date Anniversary, the Income Base and Enhancement Base are $54,000 because of the Automatic Annual Step-Up.


After the Withdrawal in the second Benefit Year, the Income Base and Enhancement Base are not reduced by the Guaranteed Annual Income amount and remains at $54,000. On the second Rider Date Anniversary, the Income Base and Enhancement Base are still $54,000 since it is higher than the Contract Value.


After the Withdrawal in the third Benefit Year, the Income Base and Enhancement Base are not reduced by the Guaranteed Annual Income amount and remains at $54,000. On the third Rider Date Anniversary, the Income Base and Enhancement Base are $57,000 because of the Automatic Annual Step-Up.


After the Withdrawal in the fourth Benefit Year, the Income Base and Enhancement Base are not reduced by the Guaranteed Annual Income amount and remains at $57,000. On the fourth Rider Date Anniversary, the Income Base and Enhancement Base are $64,000 because of the Automatic Annual Step-Up.

	When an Automatic Annual Step-Up occurs, the Guaranteed Annual Income amount is recalculated to 5.50% of the current Income Base.

Example # 5 - Withdrawals exceeding the Guaranteed Annual Income amount
The values shown below are based on the following assumptions:
	Initial Purchase Payment is equal to $100,000
	Prior to Excess Withdrawal the Contract Value is $80,000, the Income Base is $100,000, and the Enhancement Base equals $100,000
	Guaranteed Annual Income amount equals $5,550 (5.50% of the Income Base of $100,000)
	A Withdrawal of $12,000 is taken
Time	Contract Value	Income Base	Enhancement Base	Guaranteed Annual Income	Withdrawal Taken	Excess Withdrawal
Prior to Withdrawal	$80,000	$100,000	$100,000	$5,500	$12,000	$6,500
After Conforming Withdrawal (dollar- for dollar reduction)	$74,000	$100,000	$100,000	$5,500	$5,500	$0
After the Excess Withdrawal (Pro rata reduction)	$68,000	$91,275	$91,275	$5,020	$6,500	$6,500
	The Contract Value is reduced dollar for dollar for the Guaranteed Annual Income amount of $5,500. Contract Value = $74,500 ($80,000 - $5,000); Income Base = $100,000; Enhancement Base = $100,000.

The Contract Value is reduced further by the $6,500 Excess Withdrawal to $68,000 ($74,500 - $6,500); the Income Base and Enhancement Base are reduced by the same proportion as the Excess Withdrawal reduces the $74,500 Contract Value. The new Income Base and Enhancement Base = $91,275 ($100,000 * (1 - $6,500/$74,500)).

	The new Guaranteed Annual Income amount = $5,020 ($91,275 * 5.50%).

General Notes:
(a)	The Income Base and Enhancement Base is reduced by the same proportion as the Excess Withdrawal reduces the Contract Value.
(b)	The Guaranteed Annual Income amount will be immediately recalculated to 5.50% of the new, reduced Income Base (after the pro-rata reduction for the Excess Withdrawal).

Example # 6 – Setting of initial VAPOR and GIB values upon transition from GMWB
The values shown below are based on the following assumptions:
	Contract Value at election of Guaranteed Income Benefit is equal to $100,000
	Income Base less Guaranteed Annual Income Withdrawals since last Annual Step-Up equals $110,000
	Owner is Age 70
	Single life option is elected
	Guaranteed Income Benefit Rate is 5.00%
Contract Value	Income Base less GAI Withdrawals since last Annual Step-up	Initial Periodic Income Payment	Initial Guaranteed Income Benefit
$100,000	$110,000	$6,160	$5,500

General Notes:
When transitioning to VAPOR and the GIB provision of this Rider, the initial GIB is in part set using the greater of:
(a)	The current Contract Value; or
(b)	The current Income Base, minus any GAI Withdrawals since the last Annual step-up (if any).
]

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AR-607